UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

SIBERIAN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-118902	52-2207080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Ave, 6th Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)

(212) 828-3011
Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On or around August 9, 2007, Siberian Energy Group Inc.’s (the “Company’s”) Chief Executive Officer, David Zaikin, enter into a Stock Purchase Agreement with LLC “Business Standard.”  Pursuant to the Stock Purchase Agreement, Mr. Zaikin agreed to purchase 400,000 restricted shares of the Company’s common stock from Business Standard, for aggregate consideration of $500,000 or $1.25 per share.  The closing date of the Stock Purchase Agreement is scheduled to occur on August 30, 2007, or at such other time as the parties agree.

Mr. Zaikin entered into the Stock Purchase Agreement because he personally believes that the Company’s common stock has significant value.  None of the Company’s officers and Directors are currently selling nor do they have any immediate plans to sell any shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP, INC.

By: /s/ David Zaikin
David Zaikin,
Chief Executive Officer

Dated: August 9, 2007